SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Series Trust as of February 28, 2015:

Fund		Shareholder
GMO GLOBAL EQUITY ALLOCATION SERIES FUND
STATE STREET BANK & TRUST COMPANY
GMO INTERNATIONAL DEVELOPED EQUITY ALLOCATION SERIES FUND
CHARLES SCHWAB & CO. INC.



The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Series Trust during the period October 31, 2014 through February 28,2015:

Fund		Shareholder

None